Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE

Arcosa, Inc. Announces Third Quarter 2018 Results

–	Construction Products and Transportation Products Post Higher Revenues and Operating Profit

–	Announces plans to re-open idled barge facility

DALLAS, Texas - ARCOSA, Inc. - November 14, 2018:
Arcosa, Inc. (NYSE: ACA) (“Arcosa” or the “Company”), a manufacturer of infrastructure-related products and services, today announced earnings results for the third quarter ended September 30, 2018.

Third Quarter Highlights

•	Revenues of $378.6 million were up 3.5% year-on-year, led by Construction Products and Transportation Products
•	Net income was $3.2 million, inclusive of a previously-announced $23.2 million pre-tax impairment charge in the Energy Equipment Group, compared with $20.6 million in 2017
•	EBITDA was $46.6 million, compared to $50.5 million in 2017
•	Construction Products and Transportation Products posted higher revenues and operating profit
•
Within Transportation Products, results for the inland barge business continued to reflect early signs of an industry recovery, receiving $61.3 million of orders and posting a book-to-bill ratio of 1.24 during the quarter

•	Year-to-date operating cash flow was $118.5 million

CEO Comments

Arcosa President and CEO, Antonio Carrillo, commented, “Third quarter results were in line with our expectations and support the growth strategy we have put in place across our three business segments. Both Construction Products and Transportation Products posted higher revenues and operating profit in the third quarter.

“In Construction Products, growth in our lightweight aggregates and trench shoring businesses more than offset the impact of challenging weather conditions on our aggregates business in Texas.

“In Transportation Products, higher inland barge revenues, increased backlog, and strong order and quoting activity are signs of an early recovery underway in the barge market and support our recent decision to re-open one of our two idled facilities.

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“Energy Equipment results were substantially reduced by a one-time impairment charge resulting from our decision, announced in early October, to divest several sub-scale businesses. These businesses have now been divested, and while the cash proceeds from the transactions were immaterial, the divestitures will eliminate ongoing operating losses. Additionally, the segment’s results were affected by planned lower volumes in our wind towers product line as part of a long term supply agreement, as well as a $6.1 million inventory reserve related to a canceled project for a single customer in our utility structures business. During the quarter, our utility structures business recovered from production inefficiencies related to an order for a new product type that hampered our throughput in the second quarter and early part of the third quarter.

“Moving forward, the new structure of Energy Equipment will enhance our focus on the higher potential platform businesses in the segment: utility structures, wind towers, storage tanks, and we are rolling out plans to replicate the continuous improvements programs of the wind towers business across our utility structures and storage tank product lines.

“We remain focused on our stage one priorities: growing our Construction Products businesses, improving margins in our Energy Equipment segment, and expanding our Transportation Products businesses as our key markets recover.”

Mr. Carrillo concluded, “In that context, we are pleased to have reached a definitive agreement with an affiliate of H.I.G. Capital, LLC to acquire the ACG Materials business for approximately $315 million, which we announced today in a separate release. ACG Materials is a producer of specialty materials and aggregates in the United States and Canada and is expected to be a strong strategic addition to Arcosa’s Construction Products segment.”

Additional notes on Financial Results

•
The Company reported a higher effective tax rate of 51.5% during the third quarter compared to 39.1% last year, primarily due to the non-deductibility of a portion of the impairment charge in the Energy Equipment segment

•
Throughout the three and nine months ended September 30, 2018, Arcosa operated as part of Trinity Industries, Inc. (NYSE: TRN) (“Trinity”). Consequently, Trinity's net investment in Arcosa's operations (Parent Equity) is shown in lieu of stockholders' equity, as there were no reported Arcosa shares outstanding as of September 30, 2018

•
On November 1, 2018, Arcosa’s tax-free separation from Trinity was successfully completed and “regular way” trading in the Company’s shares began on the New York Stock Exchange under the ticker symbol “ACA”.  At November 1, 2018, the Company reported approximately 48.8 million shares outstanding

•
In connection with the separation, on October 31, 2018, Trinity contributed $200 million cash to Arcosa.  In addition, the Company has announced that it has executed a $400 million unsecured, five-year credit facility

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Conference Call Information

A conference call is scheduled for 5:30 p.m. Eastern time today to discuss the acquisition and the Company’s earnings results for the third quarter ended September 30, 2018.  A slide presentation for this conference call will be posted on the Company’s website at http://ir.arcosa.com/Events approximately 15 minutes before the start of the call.  The conference call number is 866-831-8711 for domestic callers and 203-518-9865 for international callers.  The conference ID is ARCOSA.  An audio playback will be available through 11:59 p.m. Eastern time on November 28, 2018, by dialing 800-839-9719 for domestic callers and 402-220-6091 for international callers.  A live audio webcast of the conference call with a slide presentation will be available to the public and a replay will be available after the call by visiting Arcosa’s website at http://ir.arcosa.com/Events.

About Arcosa

Arcosa, Inc., headquartered in Dallas, Texas, is a manufacturer of infrastructure-related products and services with leading positions in construction, energy, and transportation markets.  Arcosa reports its financial results in three principal business segments: the Construction Products Group, the Energy Equipment Group, and the Transportation Products Group. For more information, visit www.arcosa.com.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Arcosa’s estimates, expectations, beliefs, intentions or strategies for the future. Arcosa uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Arcosa expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, except as required by federal securities laws. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to assumptions, risks and uncertainties regarding achievement of the expected benefits of Arcosa’s spin-off from Trinity; tax treatment of the spin-off; inability to consummate the ACG Materials acquisition within the expected time periods or at all, failure to successfully integrate ACG Materials, or failure to achieve the expected benefits of the acquisition; market conditions and customer demand for Arcosa’s business products and services; the cyclical nature of, and seasonal or weather impact on, the industries in which Arcosa competes; competition and other competitive factors; governmental and regulatory factors; changing technologies; availability of growth opportunities; market recovery; improving margins; and Arcosa’s ability to execute its long-term strategy, and such forward-looking statements are not guarantees of future performance. For further discussion of such risks and uncertainties, see “Information Statement Summary”, “Risk Factors” and “Forward-Looking Statements” in the information statement filed as an exhibit to Arcosa’s Registration Statement on Form 10, as amended.
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CONTACTS

Scott C. Beasley	Gail M. Peck	David Gold
Chief Financial Officer	SVP, Finance & Treasurer	ADVISIRY Partners

T 972.942.6500		T 212.661.2220
InvestorResources@arcosa.com David.Gold@advisiry.com

TABLES TO FOLLOW

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Arcosa, Inc.
Combined Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$378.6	$365.9	$1,086.0	$1,114.9
Operating costs:
Cost of revenues	308.9	290.4	877.5	885.7
Selling, engineering, and administrative expenses	40.1	41.9	117.1	120.6
Impairment charge	23.2	—	23.2	—
	372.2	332.3	1,017.8	1,006.3
Operating profit	6.4	33.6	68.2	108.6

Other, net (income) expense	(0.2)	(0.2)	2.0	—
Income before income taxes	6.6	33.8	66.2	108.6

Provision for income taxes	3.4	13.2	18.2	42.5

Net income	3.2	20.6	48.0	66.1
Other comprehensive income (loss)	(0.1)	(0.8)	0.4	(1.4)
Comprehensive income	$3.1	$19.8	$48.4	$64.7

Our effective tax rate reflects the Company's estimate for its state income tax expense, excess tax benefits or deficiencies related to equity compensation, and the impact of nondeductible impairment charges. A portion of the $23.2 million pre-tax impairment charge recorded in the three and nine months ended September 30, 2018 was attributable to certain of our foreign operations for which taxes are not provided. This impairment charge increased the losses in those jurisdictions with no corresponding tax benefit.

The Tax Cuts and Jobs Act (the "Act"), enacted in December 2017, reduced the U.S. federal corporate income tax rate from 35.0% to 21.0%. In December 2017, we recorded a tax benefit after the initial assessment of the tax effects of the Act, and we will continue refining this amount throughout 2018, which could potentially affect the measurement of our deferred tax balance or give rise to new deferred tax amounts in a final adjustment in the fourth quarter of 2018. The impact of the Act may differ from our estimate due to changes in the regulations, rulings, guidance, and interpretations issued by the IRS and the FASB as well as interpretations and assumptions made by the Company.

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Arcosa, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenues:	2018	2017	2018	2017
Construction Products Group	$72.6	$69.4	$226.7	$194.8
Energy Equipment Group	198.4	217.3	573.1	651.3
Transportation Products Group	108.5	80.5	289.3	272.1
All Other	—	—	—	—
Segment Totals before Eliminations	379.5	367.2	1,089.1	1,118.2
Eliminations	(0.9)	(1.3)	(3.1)	(3.3)
Combined Total	$378.6	$365.9	$1,086.0	$1,114.9

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating profit (loss):	2018	2017	2018	2017
Construction Products Group	$15.3	$13.6	$45.3	$42.5
Energy Equipment Group	(13.2)	20.8	12.5	63.2
Transportation Products Group	13.5	9.8	35.2	30.9
All Other	(0.1)	—	(0.1)	—
Segment Totals before Eliminations and Corporate Expenses	15.5	44.2	92.9	136.6
Corporate	(9.1)	(10.6)	(24.7)	(28.0)
Eliminations	—	—	—	—
Combined Total	$6.4	$33.6	$68.2	$108.6

Backlog:	September 30, 2018	September 30, 2017
Wind towers and utility structures	$700.3	$972.0
Inland barges	$210.4	$126.0

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Arcosa, Inc.
Condensed Combined Balance Sheets
(in millions)
(unaudited)

	September 30, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$10.4	$6.8
Receivables, net of allowance	174.7	165.3
Inventories	234.7	246.8
Other	30.0	9.9
Total current assets	449.8	428.8

Property, plant, and equipment, net	570.5	583.1
Goodwill	504.0	494.3
Deferred income taxes	8.8	8.8
Other assets	76.9	87.5
	$1,610.0	$1,602.5
Current liabilities:
Accounts payable	$60.9	$56.0
Accrued liabilities	109.1	118.0
Current portion of long-term debt	0.1	0.1
Total current liabilities	170.1	174.1

Debt	0.3	0.4
Deferred income taxes	16.8	11.0
Other liabilities	19.7	9.1
	206.9	194.6

Parent equity:
Net parent investment	1,422.5	1,427.7
Accumulated other comprehensive loss	(19.4)	(19.8)
	1,403.1	1,407.9
	$1,610.0	$1,602.5

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Arcosa, Inc.
Condensed Combined Cash Flow Statements
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2018	2017
Operating activities:
Net income	$48.0	$66.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49.7	48.2
Impairment charge	23.2	—
Provision (benefit) for deferred income taxes	7.1	12.4
Changes in current assets and liabilities	(29.2)	12.0
Other	19.7	(4.4)
Net cash provided by operating activities	118.5	134.3
Investing activities:
Proceeds from dispositions of property and other assets	2.6	2.1
Capital expenditures	(33.0)	(45.9)
Acquisitions, net of cash acquired	(25.0)	(47.5)
Net cash required by investing activities	(55.4)	(91.3)
Financing activities:
Payments to retire debt	(0.1)	(0.1)
Proceeds from issuance of debt	—	0.6
Net transfers from/(to) parent and affiliates	(56.3)	(47.3)
Holdback payment from acquisition	(3.1)	—
Net cash required by financing activities	(59.5)	(46.8)
Net increase (decrease) in cash and cash equivalents	3.6	(3.8)
Cash and cash equivalents at beginning of period	6.8	14.0
Cash and cash equivalents at end of period	$10.4	$10.2

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Arcosa, Inc.
Reconciliation of EBITDA
(in millions)
(unaudited)

“EBITDA” is defined as net income plus interest expense, income taxes, and depreciation and amortization, including non-cash impairment charges.  "EBITDA Margin" is defined as Adjusted EBITDA divided by Revenue. EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the EBITDA calculation are, however, derived from amounts included in the historical statements of operations data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We believe EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$378.6	$365.9	$1,086.0	$1,114.9

Net income	3.2	20.6	48.0	66.1
Add:
Interest expense	—	—	—	—
Provision for income taxes	3.4	13.2	18.2	42.5
Depreciation and amortization expense	16.8	16.7	49.7	48.2
Impairment charge	23.2	—	23.2	—
EBITDA	$46.6	$50.5	$139.1	$156.8
EBITDA Margin	12.3%	13.8%	12.8%	14.1%

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Arcosa, Inc.
Reconciliation of Adjusted EBITDA by Segment
(in millions)
(unaudited)

“Adjusted EBITDA” is defined as segment operating profit plus depreciation and amortization including non-cash impairment charges. "Adjusted EBITDA Margin" is defined as Adjusted EBITDA divided by Revenue. Since income taxes and interest expense are not allocated to the segment level, they are not added back in the calculation of Adjusted EBITDA. For a reconciliation of EBITDA to net income, see the accompanying EBITDA reconciliation. Adjusted EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the Adjusted EBITDA calculation are, however, derived from amounts included in the historical statements of operations data. In addition, Adjusted EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We believe Adjusted EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Construction Products Segment
Revenues	$72.6	$69.4	$226.7	$194.8

Operating Profit	15.3	13.6	45.3	42.5
Add: Depreciation and amortization expense	5.2	4.7	15.4	13.3
Adjusted EBITDA	$20.5	$18.3	$60.7	$55.8
Adjusted EBITDA Margin	28.2%	26.4%	26.8%	28.6%

Energy Equipment Segment
Revenues	$198.4	$217.3	$573.1	$651.3

Operating Profit	(13.2)	20.8	12.5	63.2
Add: Depreciation and amortization expense	7.4	7.5	22.6	22.7
Add: Impairment charge	23.2	—	23.2	—
Adjusted EBITDA	$17.4	$28.3	$58.3	$85.9
Adjusted EBITDA Margin	8.8%	13.0%	10.2%	13.2%

Transportation Products Segment
Revenues	$108.5	$80.5	$289.3	$272.1

Operating Profit	13.5	9.8	35.2	30.9
Add: Depreciation and amortization expense	4.2	4.5	11.7	12.2
Adjusted EBITDA	$17.7	$14.3	$46.9	$43.1
Adjusted EBITDA Margin	16.3%	17.8%	16.2%	15.8%

Operating Profit - All Other	$(0.1)	$—	$(0.1)	$—
Operating Profit - Corporate	(9.1)	(10.6)	(24.7)	(28.0)
Other, net expense	(0.2)	(0.2)	2.0	—
Add: Interest expense	—	—	—	—
EBITDA	$46.6	$50.5	$139.1	$156.8

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